Exhibit 99.7

ANCHOR GAMING

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Anchor Gaming, a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated      , and hereby appoints Thomas J. Matthews, Joseph Murphy and Geoffrey A. Sage, and each of them, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Anchor to be held      at      , at 815 Pilot Road, Suite G, Las Vegas, Nevada 89119, and at any adjournments or postponements thereof, and to vote all shares of the common stock of Anchor which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below:

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

     THE ANCHOR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 8, 2001, AMONG INTERNATIONAL GAME TECHNOLOGY, NAC CORPORATION AND ANCHOR GAMING.

1.	To approve and adopt the Agreement and Plan of Merger and the transactions contemplated thereunder.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Anchor Special Meeting or any adjournments or postponements thereof.

(SEE REVERSE SIDE)

[REVERSE SIDE OF PROXY CARD]

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS THEY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE PROPOSALS UNLESS THIS PROXY IS DIRECTED TO VOTE AGAINST THE PROPOSALS).

     The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of Anchor Gaming either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Anchor Special Meeting and voting in person.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON SHARE CERTIFICATES.

Signature(s) of Stockholder or Authorized Representative

Date: ________________________________

Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.